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                                                                  EXHIBIT 23


                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement of Mississippi Valley Bancshares, Inc. (Form S-8 No. 333-00898) pertaining to the Southwest Bank 401(k) Retirement Savings Plan of our report dated May 31, 2002, except for Note 5, as to which the date is June 21, 2002, with respect to the financial statements and schedule of the Southwest Bank 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.



                                                       /s/Ernst & Young LLP

St. Louis, Missouri
June 21, 2002